UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2025

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Cir N, Suite 1307, Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2025 (the “CFO Commencement Date”), the Board of Directors (the “Board”) of AgEagle Aerial Systems Inc. (the “Company”) appointed Ms. Alison Burgett, age 47, to the position of Chief Financial Officer of the Company. As the Company’s Chief Financial Officer, she assumes the Company’s principal accounting officer duties from the Company’s Interim Chief Financial Officer, Adrienne Anderson. As previously reported on a Current Report on Form 8-K filed on November 18, 2024, Ms. Anderson resigned from her position with the Company upon Ms. Burgett’s appointment to the position of Chief Financial Officer.

Since April 2024, Ms. Burgett served as Controller of the Company. In this capacity, Ms. Burgett was responsible for overseeing the Company’s financial reporting, internal controls, budgeting, and compliance with regulatory standards, including the requirements of the Securities and Exchange Commission and Generally Accepted Accounting Principles. Ms. Burgett brings over 20 years of accounting and financial management experience, with a strong background in financial planning and analysis, audit readiness, and operational accounting. Ms. Burgett previously served as Centene Corporation’s (NYSE: CNC) Corporate Finance Manager from 2023 to April 2024, Director of Finance Transformation from 2021 to 2023, and Director of Finance Health Plan from July 2019 to 2021. Before joining Centene Corporation, Ms. Burgett held the position of Controller at Republic Services, Inc. (NYSE: RSG) and Director of Accounting at Providence Service Corporation (Nasdaq: PRSC), where she supported strategic growth initiatives and implemented process improvements to enhance financial transparency and operational efficiency. Ms. Burgett earned her undergraduate degree in Accounting from the University of Phoenix and her Master of Business Administration from Boise State University.

On the CFO Commencement Date, the Company entered into an executive employment agreement with Ms. Burgett (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Burgett is entitled to receive (i) compensation of $225,000 per year, (ii) an award of restricted stock units (“RSUs”) with a value rounded to the equivalent of $25,000 at the time of the award within 120 days of the CFO Commencement Date, (iii) an award of RSUs with a value rounded to the equivalent of $25,000 at the time of the award within 30 days of each anniversary of the CFO Commencement Date, so long as Ms. Burgett continues to serve in the role of Chief Financial Officer, and (iv) an annual performance bonus, which will be determined each year by the Compensation Committee of the Board and approved by the Board. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

There is no family relationship between Ms. Burgett and any other executive officer or director of the Company. There are no transactions in which Ms. Burgett has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Burgett and any other persons pursuant to which she was selected as Chief Financial Officer.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release with respect to Ms. Burgett’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement dated April 14, 2025.
99.1	Press Release dated April 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2025	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ William Irby
	Name:	William Irby
	Title:	Chief Executive Officer